SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

Charter Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street, 10th Floor

Stamford, Connecticut 06901

(Address of principal executive offices including zip code)

(203) 905-7801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously disclosed, Charter Communications, Inc., a Delaware corporation (“Charter”) entered into an Agreement and Plan of Mergers (the “Merger Agreement”), dated as of May 23, 2015, by and among, Charter, Time Warner Cable Inc., a Delaware corporation (“TWC”), CCH I, LLC, a Delaware limited liability company (“New Charter”), Nina Corporation I, Inc., a Delaware corporation, Nina Company II, LLC, a Delaware limited liability company, and Nina Company III, LLC, a Delaware limited liability company.

This Current Report on Form 8-K is being filed in connection with a Memorandum of Understanding (the “MOU”) regarding the settlement of certain litigation related to the Merger Agreement and the mergers contemplated therein (the “Mergers”), and certain other announcements and updates relating to the Mergers and the definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) by Charter on August 20, 2015 (the “Joint Proxy Statement/Prospectus”). TWC and Charter commenced mailing the Joint Proxy Statement/Prospectus to their respective stockholders on or about August 20, 2015.

Certain New York Litigation Matters

As previously disclosed on pages 234-235 of the Joint Proxy Statement/Prospectus, beginning on February 14, 2014, numerous putative class action complaints in connection with the contemplated merger of TWC and Comcast Corporation (“Comcast”) pursuant to a different merger agreement were filed on behalf of purported TWC stockholders in the Supreme Court of the State of New York, New York County (the “NY Supreme Court”), naming as defendants TWC, the members of the TWC board of directors, Comcast and Comcast’s merger subsidiary. Five of the New York complaints were consolidated into a class action in the NY Supreme Court captioned Barrett, Wedeking, Graulich IRA, Lassoff and Thomas v. Time Warner Cable Inc., et al., Index No 650507/2014 (the “New York Action”).

Following the announcement of the Mergers on May 26, 2015, on June 29, 2015, the parties in the New York Action filed a stipulation agreeing that plaintiffs could file a Second Consolidated Class Action Complaint (the “Second Amended Complaint”), and dismissing with prejudice Comcast and Comcast’s merger subsidiary. After the court so ordered the stipulation, the plaintiffs in the New York Action filed the Second Amended Complaint on July 1, 2015. The Second Amended Complaint names as defendants TWC, the members of the TWC board of directors, Charter and the other parties to the Merger Agreement. The Second Amended Complaint generally alleges, among other things, that members of the TWC board of directors breached their fiduciary duties to TWC stockholders during the Charter merger negotiations and by entering into the Merger Agreement and approving the Mergers, and that Charter aided and abetted such breaches of fiduciary duties.

On September 9, 2015, the parties to the New York Action entered into the MOU providing for the settlement of the New York Action. While the defendants in the New York Action continue to vigorously deny all allegations of wrongdoing, fault, liability or damage to any of the plaintiffs or the class of stockholders of TWC, and believe that no supplemental disclosure is required under the applicable law, in order to (i) avoid the burden, inconvenience, expense and distraction of further litigation in connection with the New York Action, (ii) finally put to rest and terminate all of the claims that were or could have been asserted against the defendants in the New York Action and (iii) permit the Mergers to proceed without risk of the NY Supreme Court ordering an injunction or damages in connection with the New York Action, TWC, Charter and New Charter have agreed, without admitting any liability or wrongdoing, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the proposed Mergers, all of which are set forth below. The MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to TWC stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the NY Supreme Court will consider the fairness, reasonableness and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims by stockholders of TWC challenging any aspect of the proposed Mergers, the Merger Agreement and any disclosure made in connection therewith, including in the Joint Proxy Statement/Prospectus, pursuant to terms that will be disclosed to TWC’s and Charter’s respective stockholders prior to final approval of the settlement. The settlement is also contingent upon, among other things, the Mergers becoming effective under Delaware law. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement contemplated by the MOU. In the event that the settlement is not approved or such conditions are not satisfied, the defendants will continue to vigorously defend against the allegations in the New York Action.

Certain Delaware Litigation Matters

On August 21, 2015, a purported stockholder of Charter filed a lawsuit in the Delaware Court of Chancery, on behalf of a putative class of Charter stockholders, challenging the transactions between Charter, TWC, Advance/Newhouse Partnership (“A/N”), and Liberty Broadband Corporation (“Liberty Broadband”) announced by Charter on May 26, 2015 (collectively, the “Transactions”). The lawsuit was captioned Sciabacucchi v. Liberty Broadband Corp., C.A. No. 11418-VCG (the “Delaware Action”), and named as defendants Liberty Broadband, Charter, the board of directors of Charter, and New Charter. The plaintiff requested, among other things, that the Delaware Court of Chancery enjoin the special meeting of Charter stockholders at which Charter stockholders will be asked to vote on the Transactions, scheduled for September 21, 2015, until the defendants disclosed certain information relating to Charter and the Transactions. The information demanded by the plaintiff included (i) certain unlevered free cash flow projections for Charter and (ii) a certain Form of Proxy and Right of First Refusal Agreement (“Proxy”) by and among Liberty Broadband, A/N and, for the limited purposes set forth therein, Charter and New Charter, which was referenced in the description of the Second Amended and Restated Stockholders Agreement, dated May 23, 2015, among Charter, New Charter, Liberty Broadband and A/N, which description was included in the Joint Proxy Statement/Prospectus.

The defendants in the Delaware Action believe that the complaint is without merit. Nevertheless, while Charter and New Charter believe that no supplemental disclosure is required under applicable laws, solely to avoid the costs, disruption and distraction of an application for a preliminary injunction, and without admitting the validity of any allegations asserted by plaintiff, defendants in the Delaware Action have disclosed the Proxy as Exhibit 99.1 to this Current Report on Form 8-K. The Proxy was previously publicly filed by Liberty Broadband as Exhibit 10.9 to its Current Report on Form 8-K filed with the SEC on May 29, 2015. In light of the disclosure of the Proxy, and the disclosure of unlevered free cash flow projections for Charter, which are set forth on this Current Report on Form 8-K in connection with the settlement of the New York Action, the plaintiff in the Delaware Action has concluded that his disclosure claims have been mooted and has determined not to seek to enjoin the special meeting of Charter stockholders to vote on the Transactions.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

In connection with the matters described above in this Current Report on Form 8-K, Charter, New Charter and TWC agree to make these supplemental disclosures to the Joint Proxy Statement/Prospectus. The additional disclosures contained in this Current Report on Form 8-K supplement the disclosures contained in the Joint Proxy Statement/Prospectus. Charter and TWC commenced mailing the Joint Proxy Statement/Prospectus to their respective stockholders on or about August 20, 2015. These disclosures should be read in connection with the Joint Proxy Statement/Prospectus, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the Joint Proxy Statement/Prospectus, the information contained herein supersedes the information contained in the Joint Proxy Statement/Prospectus. Defined terms used but not defined herein have the meanings set forth in the Joint Proxy Statement/Prospectus.

The following changes are made to the last bullet point on pages 153-154 of the Joint Proxy Statement/Prospectus (with additions in italics and underlined):

•	that, in connection with the BHN transactions and the additional investment by Liberty Broadband in connection with the mergers and the other transactions contemplated by the merger agreement, the leverage ratio of the combined company is expected to be lower than what TWC believed the expected leverage ratio of the combined company would have been in connection with Charter’s proposals to acquire TWC in 2013 and 2014, and the combined company is expected to be able to achieve an investment grade debt rating on a significant portion of the combined company’s debt.

The table in the first paragraph under the caption “The Transactions – Opinions of TWC’s Financial Advisors – Summary of Joint Financial Analyses – TWC Financial Analyses – Selected Precedent Transactions Analysis” on page 173 of the Joint Proxy Statement/Prospectus is replaced in its entirety with the following:

One-Year Forward EBITDA Multiples
Announcement Date	Acquiror	Target	Tax-Adjusted	Not Tax-Adjusted
May 20, 2015*	Altice S.A.	Suddenlink Communications	9.2x	9.6x
March 31, 2015*	Charter Communications, Inc.	Bright House Networks, LLC	NA	7.6x
April 28, 2014*	Charter Communications, Inc./Comcast Corporation	Greatland Connections Inc. (spin-off and related transactions)	NA	7.1x

February 13, 2014*	Comcast Corporation	Time Warner Cable Inc.	8.0x	8.2x
March 19, 2013	Liberty Media Corporation	Charter Communications, Inc. (27% equity stake)	8.0x	8.6x
February 7, 2013	Charter Communications, Inc.	Bresnan Broadband Holdings, LLC	NA	8.0x
July 18, 2012	BC Partners Ltd.	Suddenlink Communications	NA	8.3x
July 18, 2012	Cogeco Cable, Inc.	Atlantic Broadband	NA	8.3x
June 1, 2012	Oak Hill Capital Partners	WaveDivision Holdings, LLC	NA	8.0x
August 14, 2011	Time Warner Cable Inc.	Insight Communications Company, Inc.	7.7x	8.4x
June 14, 2010	Cablevision Systems Corporation	Bresnan Broadband Holdings, LLC	NA	8.2x

“NA” denotes not applicable.

*	Transactions terminated or not yet consummated as of May 23, 2015.

The fifth sentence of the paragraph under the caption “The Transactions – Opinions of TWC’s Financial Advisors – Summary of Joint Financial Analyses – TWC Financial Analyses – Discounted Cash Flow Analysis” on page 174 of the Joint Proxy Statement/Prospectus is replaced in its entirety with the following:

The cash flows and terminal values were then discounted to present value (as of March 31, 2015) using discount rates ranging from 6.25% to 7.25%, derived from a weighted average cost of capital calculation.

The fifth sentence of the paragraph under the caption “The Transactions – Opinions of TWC’s Financial Advisors – Summary of Joint Financial Analyses – Charter Financial Analyses – Discounted Cash Flow Analysis” on page 175 of the Joint Proxy Statement/Prospectus is replaced in its entirety with the following:

The cash flows and terminal values were then discounted to present value (as of March 31, 2015) using discount rates ranging from 6.25% to 7.25%, derived from a weighted average cost of capital calculation.

The fifth bullet point under the caption “The Transactions – Opinions of TWC’s Financial Advisors – Summary of Joint Financial Analyses – Other Factors” on page 176 of the Joint Proxy Statement/Prospectus is revised by deleting “and” at the end of such bullet point, adding a new sixth bullet point and replacing the previous sixth bullet point in its entirety as a new seventh bullet point under such caption as follows:

•	comparisons of certain operational metrics of each of TWC and Charter on a standalone basis and selected companies in the cable industry relative to TWC and Charter on a pro forma combined basis (including the Bright House acquisition), utilizing the TWC forecasts and Wall Street research consensus estimates for TWC, the Charter forecasts (including financial forecasts and other estimates reflected in the Charter forecasts relating to Bright House) and publicly available information for the selected companies, which indicated:

•	estimated compounded annual revenue growth rates, compounded annual EBITDA growth rates and compounded annual EBITDA less capital expenditures growth rates for calendar years 2015 through 2017 of approximately 1.1% to 7.5%, 3.0% to 10.3% and 6.9% to 22.6%, respectively, on an overall and standalone basis for TWC, Charter, Bright House and the selected companies and approximately 6.0% (5.8% including dis-synergies), 8.4% (11.2% with potential synergies) and 16.6% (23.2% with potential synergies), respectively, for TWC and Charter on a pro forma combined basis (including the Bright House acquisition);

•	estimated EBITDA margins for calendar year 2015 relative to calendar year 2017 of approximately 27.7% to 40.1% (calendar year 2015) and 28.8% to 40.2% (calendar year 2017) on an overall and standalone basis for TWC, Charter, Bright House and the selected companies relative to approximately 35.0% (calendar year 2015), 36.5% (calendar year 2017 without potential synergies) and 38.7% (calendar year 2017 with potential synergies) for TWC and Charter on a pro forma combined basis (including the Bright House acquisition);

•	estimated capital expenditures as a percentage of estimated revenue for calendar year 2015 relative to calendar year 2017 of approximately 13.3% to 18.5% (calendar year 2015) and 12.7% to 16.1% (calendar year 2017) on an overall and standalone basis for TWC, Charter, Bright House and the selected companies relative to approximately 17.8% (calendar year 2015), 15.8% (calendar year 2017 without potential synergies) and 15.4% (calendar year 2017 with potential synergies) for TWC and Charter on a pro forma combined basis (including the Bright House acquisition); and

•	estimated EBITDA less capital expenditure margins for calendar year 2015 relative to calendar year 2017 of approximately 14.4% to 25.6% (calendar year 2015) and 16.1% to 26.6% (calendar year 2017) on an overall and standalone basis for TWC, Charter, Bright House and the selected companies relative to approximately 17.2% (calendar year 2015), 20.8% (calendar year 2017 without potential synergies) and 23.3% (calendar year 2017 with potential synergies) for TWC and Charter on a pro forma combined basis (including the Bright House acquisition); and

•	potential pro forma financial effects of the transaction on Charter’s calendar years 2016 and 2017 estimated levered free cash flow per share based on, in the case of TWC, the TWC forecasts and, in the case of Charter, the Charter forecasts (including the financial forecasts and other estimates reflected in the Charter forecasts relating to Bright House) after taking into account potential phased-in and run-rate cost synergies anticipated by the management of Charter to result from the transaction, which indicated the following:

•

assuming merger consideration of $100 per share in cash and 0.5409 of a share of Charter Class A common stock utilizing, for the stock portion of the consideration, the closing price of Charter Class A common stock of $175.33 per share on May 22, 2015 and including the Bright House acquisition, that the transaction could be accretive by approximately 18.0% (after taking into account potential phased-in cost synergies) and 27.0% (after taking into account potential run-rate cost synergies) to Charter’s estimated calendar year 2016 estimated levered free cash flow per share, and could be accretive by approximately 8.3% (after taking into account potential phased-in cost synergies) and 11.6% (after taking into account potential run-rate cost synergies) to Charter’s estimated calendar year 2017 estimated levered free cash flow per share;

•	assuming merger consideration of $100 per share in cash and 0.5409 of a share of Charter Class A common stock utilizing, for the stock portion of the consideration, the closing price of Charter Class A common stock of $175.33 per share on May 22, 2015, both including and excluding the Bright House acquisition and after taking into account potential phased-in cost synergies, that the transaction could be accretive by approximately 18.0% (including the Bright House acquisition) and 19.5% (excluding the Bright House acquisition) to Charter’s estimated calendar year 2016 estimated levered free cash flow per share, and could be accretive by approximately 8.3% (including the Bright House acquisition) and 11.4% (excluding the Bright House acquisition) to Charter’s estimated calendar year 2017 estimated levered free cash flow per share; and

•	assuming merger consideration of $115 per share in cash and 0.4562 of a share of Charter Class A common stock utilizing, for the stock portion of the consideration, the closing price of Charter Class A common stock of $175.33 per share on May 22, 2015, both including and excluding the Bright House acquisition and after taking into account potential phased-in cost synergies, that the transaction could be accretive by approximately 19.6% (including the Bright House acquisition) and 21.6% (excluding the Bright House acquisition) to Charter’s estimated calendar year 2016 estimated levered free cash flow per share, and could be accretive by approximately 10.6% (including the Bright House acquisition) and 14.6% (excluding the Bright House acquisition) to Charter’s estimated calendar year 2017 estimated levered free cash flow per share.

Actual results achieved by the combined company may vary from forecasted results and variations may be material.

The table in the first paragraph under the caption “The Transactions – Opinion of Financial Advisor to the TWC Independent Directors – Summary of Centerview Financial Analyses – TWC Financial Analyses – Selected Precedent Transactions Analysis” on page 182 of the Joint Proxy Statement/Prospectus is replaced in its entirety with the following:

One-Year Forward EBITDA Multiples
Announcement Date	Acquiror	Target	Tax-Adjusted	Not Tax-Adjusted
May 2015	Altice S.A.	Suddenlink Communications	9.2x	9.6x
March 2015	Charter Communications, Inc.	Bright House Networks, LLC	6.6x	7.1x/7.4x*
April 2014	Charter Communications, Inc./Comcast Corporation	Greatland Connections Inc. (spin-off and related transactions)	NA	7.1x
February 2014	Comcast Corporation	Time Warner Cable Inc.	7.9x	8.2x
March 2013	Liberty Media Corporation	Charter Communications, Inc. (27% equity stake)	8.0x	8.6x
February 2013	Charter Communications, Inc.	Bresnan Broadband Holdings, LLC	NA	8.0x
July 2012	BC Partners Ltd.	Suddenlink Communications	NA	8.3x
July 2012	Cogeco Cable, Inc.	Atlantic Broadband	NA	8.3x
June 2012	Oak Hill Capital Partners	WaveDivision Holdings, LLC	NA	8.0x
August 2011	Time Warner Cable Inc.	Insight Communications Company, Inc.	7.6x	8.4x
June 2010	Cablevision Systems Corporation	Bresnan Broadband Holdings, LLC	NA	8.2x

“NA” denotes not applicable.

*	Represents unaffected implied multiple pre-announcement.

The fifth sentence of the paragraph under the caption “The Transactions – Opinion of Financial Advisor to the TWC Independent Directors – Summary of Centerview Financial Analyses – TWC Financial Analyses – Discounted Cash Flow Analysis” on page 183 of the Joint Proxy Statement/Prospectus is replaced in its entirety with the following:

The cash flows and terminal values were then discounted to present value (as of May 22, 2015) using discount rates ranging from 6.5% to 7.5%, derived from a weighted average cost of capital calculation.

The fifth sentence of the paragraph under the caption “The Transactions – Opinion of Financial Advisor to the TWC Independent Directors – Summary of Centerview Financial Analyses – Charter Financial Analyses – Discounted Cash Flow Analysis” on page 184 of the Joint Proxy Statement/Prospectus is replaced in its entirety with the following:

The cash flows and terminal values were then discounted to present value (as of May 22, 2015) using discount rates ranging from 7.5% to 8.5%, derived from a weighted average cost of capital calculation.

The fifth bullet point under the caption “The Transactions – Opinion of Financial Advisor to the TWC Independent Directors – Summary of Centerview Financial Analyses – Charter Financial Analyses – Other Factors” on page 184 of the Joint Proxy Statement/Prospectus is revised by deleting “and” at the end of such bullet point, adding a new sixth bullet point and replacing the previous sixth bullet point in its entirety as a new seventh bullet point under such caption as follows:

•

comparisons of certain operational metrics of each of TWC and Charter on a standalone basis and selected companies in the cable industry relative to TWC and Charter on a pro forma basis (including the Bright House acquisition) assuming a phase-in of synergies over two years, utilizing the TWC forecasts, the Charter forecasts (including financial forecasts and other estimates reflected in the Charter forecasts relating to Bright House) and publicly available information for the selected companies, which indicated:

•	estimated compounded annual revenue growth rates and compounded annual EBITDA growth rates for calendar years 2016 through 2018 of approximately 2.1% to 7.1% and 5.1% to 8.8%, respectively, on an overall and standalone basis for TWC, Charter and the selected companies and approximately 5.7% and 7.5%, respectively, for TWC and Charter on a pro forma combined basis (including the Bright House acquisition);

•	estimated EBITDA margins for calendar year 2016 relative to calendar year 2018 of approximately 28.5% to 41.1% (calendar year 2016) and 30.4% to 41.4% (calendar year 2018) on an overall and standalone basis for TWC, Charter and the selected companies and 37.5% (calendar year 2016) and 38.8% (calendar year 2018) for TWC and Charter on a pro forma combined basis (including the Bright House acquisition); and

•	estimated EBITDA less capital expenditure margins for calendar year 2016 relative to calendar year 2018 of approximately 15.6% to 27.5% (calendar year 2016) and 18.3% to 28.7% (calendar year 2018) on an overall and standalone basis for TWC, Charter and the selected companies relative to 21.2% (calendar year 2016) and 24.4% (calendar year 2018) for TWC and Charter on a pro forma combined basis (including the Bright House acquisition); and

•	illustrative pro forma financial effects of the transaction on Charter’s calendar years 2016 and 2017 estimated levered free cash flow per share based on, in the case of TWC, the TWC forecasts and, in the case of Charter, the Charter forecasts (including the financial forecasts and other estimated reflected in the Charter forecasts relating to Bright House) after taking into account potential synergy phasing and run-rate cost synergies anticipated by the management of Charter to result from the transaction and assuming the Bright House acquisition, which indicated the following:

•	based on merger consideration of $100 per share in cash and 0.5409 of a share of Charter Class A common stock, utilizing, for the stock portion of the consideration, the closing price of Charter Class A common stock of $175.33 per share on May 22, 2015, that the transaction could be accretive by approximately 25% (after taking into account potential synergy phasing) and 30% (after taking into account potential run-rate cost synergies) to Charter’s estimated calendar year 2016 estimated levered free cash flow per share, and could be accretive by approximately 16% (after taking into account potential synergy phasing) and 15% (after taking into account potential run-rate cost synergies) to Charter’s estimated calendar year 2017 estimated levered free cash flow per share; and

•	based on merger consideration of $115 per share in cash and 0.4562 of a share of Charter Class A common stock, utilizing, for the stock portion of the consideration, the closing price of Charter Class A common stock of $175.33 per share on May 22, 2015, that the transaction could be accretive by approximately 28% (after taking into account potential synergy phasing) and 33% (after taking into account potential run-rate cost synergies) to Charter’s estimated calendar year 2016 estimated levered free cash flow per share, and could be accretive by approximately 19% (after taking into account potential synergy phasing) and 18% (after taking into account potential run-rate cost synergies) to Charter’s estimated calendar year 2017 estimated levered free cash flow per share.

Actual results achieved by the combined company may vary from forecasted results and variations may be material.

The following disclosure is added to the section entitled “Charter Forecasts” on page 222 of the Joint Proxy Statement/Prospectus immediately after footnote 1 following the tables on such page:

In addition, using financial forecasts provided by Charter’s management, Goldman Sachs calculated, and presented to Charter’s board of directors, the following forecasts of unlevered free cash flow (which is Charter management’s projected earnings before interest, taxes, depreciation and amortization, minus taxes (calculated by multiplying Charter management’s estimated full statutory federal and state income tax rate of 39% by Charter management’s projected earnings before interest and taxes), minus its projected capital expenditures and taking into account net working capital) for fiscal years 2016 to 2019 (in millions), in connection with its discounted cash flow analysis that is described under “The Transactions—Opinion of Charter’s Financial Advisors—Opinion of Goldman, Sachs & Co. Rendered in Connection with the TWC Transactions—Illustrative Discounted Cash Flow Analyses” and “The Transactions—Opinion of Charter’s Financial Advisors—Opinion of Goldman, Sachs & Co. Rendered in Connection with the BHN Transactions—Illustrative Discounted Cash Flow Analyses”:

	2016	2017	2018	2019
New Charter, giving effect to the TWC transactions and the BHN transactions	$4,841	$5,273	$6,838	$8,647
New Charter, giving effect to the TWC transactions, but not the BHN transactions	4,430	4,768	6,119	7,737
Charter, giving effect to the BHN transactions, but not the TWC transactions	1,736	2,032	2,507	2,966
Charter, without giving effect to the BHN transactions or TWC transactions	1,344	1,554	1,827	2,109

The unlevered free cash flow forecasts used by Goldman Sachs in connection with its discounted cash flow analysis did not treat stock-based compensation as an expense and did not reflect any integration expenses. As indicated above, in calculating the unlevered free cash flows, Goldman Sachs applied Charter management’s estimated full statutory federal and state income tax rate of 39% to earnings before interest and taxes. In addition, the unlevered free cash flow forecasts described above did not reflect the tax benefits associated with Charter’s tax assets, including its net operating loss carryforwards and other tax attributes, which were valued separately and included as part of Goldman Sachs’ discounted cash flow analysis.

In addition, using financial forecasts provided by Charter’s management, and certain other estimates and assumptions, LionTree calculated, and presented to Charter’s board of directors, the following forecasts of unlevered free cash flow (which is Charter management’s projected earnings before interest, taxes, depreciation and amortization, minus taxes (calculated by multiplying Charter management’s estimated full statutory federal and state income tax rate of 39% by Charter management’s projected earnings before interest and taxes), minus projected stock-based compensation expenses, minus projected integration expenses, minus projected capital expenditures and taking into account net working capital) for fiscal years 2016 to 2019 (in millions), in connection with its discounted cash flow analysis that is described under “The Transactions—Opinion of Charter’s Financial Advisors—Opinion of LionTree Advisors LLC in Connection with the TWC Transactions—Pro Forma Financial Analyses—DCF Analyses” and “The Transactions—Opinion of Charter’s Financial Advisors—Opinion of LionTree Advisors LLC in Connection with the BHN Transactions—Pro Forma Financial Analyses—DCF Analyses”:

	2016	2017	2018	2019
New Charter, giving effect to the TWC transactions and the BHN transactions	$4,552	$5,069	$6,716	$8,525
New Charter, giving effect to the TWC transactions, but not the BHN transactions	4,164	4,564	5,997	7,615
Charter, giving effect to the BHN transactions, but not the TWC transactions	1,681	2,001	2,476	2,936

In connection with its discounted cash flow analysis, LionTree calculated, but did not present to Charter’s board, unlevered free cash flow figures for Charter without giving effect to either the transactions with Bright House or the transactions with TWC. The unlevered free cash flow forecasts used by LionTree in connection with its discounted cash flow analysis treated stock-based compensation as an expense and reflected integration expenses, which account for the differences between the unlevered free cash flow forecasts used by LionTree and Goldman Sachs. LionTree estimated stock-based compensation expense based on historical numbers provided by Charter. As indicated above, in calculating the unlevered free cash flows, LionTree applied Charter management’s estimated full statutory federal and state income tax rate of 39%

to earnings before interest and taxes. In addition, the unlevered free cash flow forecasts described above did not reflect the tax benefits associated with Charter’s tax assets, including its net operating loss carryforwards and other tax attributes, which were valued separately and included as part of LionTree’s discounted cash flow analysis.

Certain Amendments and Clarifications to the Joint Proxy Statement/Prospectus

In addition to the supplemental disclosures set forth above, the description of the formula for determining the amount of cash payable for fractional shares held by TWC stockholders and Charter stockholders described in the “What TWC Stockholders Will Receive in the Mergers (See Page 237)” and “What Charter Stockholders Will Receive in the Mergers (See Page 238)” sections of the Summary on page 36 of the Joint Proxy Statement/Prospectus is amended and clarified as follows:

Neither TWC nor New Charter will issue any fractional shares in the mergers. Instead, after giving effect to the first two mergers, the total number of shares of New Charter Class A common stock that each TWC stockholder will receive as a result of the first two mergers will be rounded down to the nearest whole number, and each TWC stockholder will receive cash, without interest, for any fractional share that he or she would otherwise receive in the mergers. The amount of cash for fractional shares will be calculated by multiplying the fraction of a share that the TWC stockholder would otherwise be entitled to receive as a result of the first merger by the Charter Class A common stock closing price as of the trading day immediately prior the closing of the mergers, as adjusted to take account of the Parent Merger Exchange Ratio (i.e., divided by 0.9042).

New Charter will not issue any fractional shares in the third merger. Instead, the total number of shares of New Charter Class A common stock that each Charter stockholder will receive in the third merger will be rounded down to the nearest whole number, and each Charter stockholder will receive cash, without interest, for any fractional share of New Charter Class A common stock that he or she would otherwise receive in the this merger. The amount of cash for fractional shares will be calculated by multiplying the fraction of a share of New Charter Class A common stock that the Charter stockholder would otherwise be entitled to receive in the third merger by the Charter Class A common stock closing price as of the trading day immediately prior the closing of the mergers, as adjusted to take account of the Parent Merger Exchange Ratio (i.e., divided by 0.9042).

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction between TWC and Charter, New Charter filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Charter and TWC that also constitutes a prospectus of New Charter. The registration statement was declared effective by the SEC on August 20, 2015, and Charter and TWC commenced mailing the Joint Proxy Statement/Prospectus to their respective stockholders on or about August 20, 2015. This communication is not a substitute for the Joint Proxy Statement/Prospectus or registration statement or for any other document that Charter or TWC may file with the SEC or send to Charter’s and/or TWC’s stockholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS OF CHARTER AND TWC ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the registration statement and the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC by Charter, New Charter or TWC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Charter or New Charter are or will be available free of charge on Charter’s website at http://charter.com, in the “Investor and News Center” near the bottom of the page, or by contacting Charter’s Investor Relations Department at 203-905-7955. Copies of the documents filed with the SEC by TWC are or will be available free of charge on TWC’s website at http://ir.timewarnercable.com or by contacting TWC’s Investor Relations Department at 877-446-3689.

Charter and TWC and their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of Charter is set forth in the Joint Proxy Statement/Prospectus and in the its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, and its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 18, 2015. Information about the directors and executive officers of TWC is set forth in the Joint Proxy Statement/Prospectus and its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 13, 2015, as amended April 27, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on May 18, 2015 and its Current Report on Form 8-K, which was filed with the SEC on June 1, 2015. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include, without limitation, statements regarding the proposed transactions between Charter and TWC, between Bright House Networks, LLC (“BHN”) and Charter (the “BHN transactions”) and between Charter and Liberty Broadband (the “Liberty transactions”), such as the expected timetable for completing the transactions and the benefits, synergies and costs of such transactions; and the future operations, financial results, operating performance, anticipated business levels, planned activities, anticipated growth, market opportunities, strategies, competition, and other expectations, beliefs, plans, objectives, assumptions or future events with respect to Charter, TWC, BHN and/or New Charter. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” and “potential,” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements include but are not limited to: delays in the completion of the Mergers and/or the BHN transactions; failure to receive necessary stockholder approvals; the risk that a condition to completion of the Mergers, the BHN transactions and/or the Liberty transactions may not be satisfied; the risk that a regulatory or other approval that may be required for the Mergers and/or the BHN transactions is delayed, is not obtained or is obtained subject to conditions that are not anticipated; New Charter’s ability to achieve the synergies and value creation contemplated by the Mergers and/or the BHN transactions, including its ability to achieve such synergies within the expected timeframe; New Charter’s ability to promptly, efficiently and effectively integrate the acquired operations, products and employees; managing a significantly larger company than before the completion of the Mergers and/or the BHN transactions; diversion of management time on issues related to the Mergers and the BHN transactions; changes in Charter’s, TWC’s or BHN’s businesses, future cash requirements, capital requirements, results of operations, revenues, financial condition and/or cash flows; disruption in the existing employee, supplier, customer and other business relationships of Charter, TWC and BHN as a result of the Mergers and/or the BHN transactions; the increase in indebtedness as a result of the Mergers and the BHN transactions, which will increase interest expense and may decrease Charter’s operating flexibility; changes in transaction costs, the amount of fees paid to financial and other advisors and representatives, potential termination fees and the potential payments to TWC’s executive officers in connection with the Mergers and/or the BHN transactions; operating costs and business disruption that may be greater than expected; the ability to retain and hire key personnel and maintain relationships with providers or other business partners pending completion of the Mergers and/or the BHN transactions; and the impact of competition. Furthermore, Charter, TWC and BHN operate in highly competitive, consumer-driven and rapidly changing environments. These environments are affected by government regulation; economic, strategic, political and social conditions; competition affecting the industries in which they operate; consumer response to new and existing products and services; technological developments; and, particularly in view of new technologies, the ability to develop and protect intellectual property rights. Additional information concerning these and other factors can be found in the Joint Proxy Statement/Prospectus and in Charter’s and TWC’s respective other filings with the SEC, including Charter’s and TWC’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Charter and TWC assume no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statement was made.

Use of Non-GAAP Financial Metrics

Charter uses certain measures that are not defined by Generally Accepted Accounting Principles (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net loss or cash flows from operating activities reported in accordance with GAAP. This term, as defined by Charter, may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as net loss plus net interest expense, income taxes, depreciation and amortization, stock compensation expense, loss on derivative instruments, net and other operating expenses, such as merger and acquisition costs, special charges and (gain) loss on sale or retirement of assets. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of Charter’s businesses as well as other non-cash or special items, and is unaffected by the Charter’s capital structure or investment activities. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing. These costs are evaluated through other financial measures.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Form of Proxy and Right of First Refusal Agreement by and among Liberty Broadband Corporation, Advance/Newhouse Partnership and, for the limited purposes set forth therein, Charter Communications, Inc. and CCH I, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC. Registrant

By:	/s/ Kevin D. Howard
Name: Kevin D. Howard
Title: Senior Vice President – Finance, Controller and Chief Accounting Officer

Date: September 9, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Form of Proxy and Right of First Refusal Agreement by and among Liberty Broadband Corporation, Advance/Newhouse Partnership and, for the limited purposes set forth therein, Charter Communications, Inc. and CCH I, LLC.